onsetfinancial

MASTER LEASE AGREEMENT NO. OFI1445421

THIS MASTER LEASE AGREEMENT (the "Master Lease") is made on August 8, 2022 between **ONSET FINANCIAL, INC.**, with its principal office located at 274 West 12300 South, Draper, Utah 84020 (the "Lessor") and **THE SUSTAINABLE GREEN TEAM, LTD.**, a corporation organized in the state of Delaware with its principal office located at 24200 County Road 561, Astatula, Florida 34705 (the "Lessee").

SECTION 1. LEASE:

On the terms and conditions of this Master Lease, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor the items of Property described in any Schedule executed and delivered by Lessor and Lessee, in connection with this Master Lease. Each Schedule shall incorporate by reference the terms and conditions of this Master Lease, and together with the Acceptance and Delivery Certificate and Master Progress Payment Agreement (the "MPPA"), if applicable, shall constitute a separate Lease.

SECTION 2. TERM OF LEASE AND RENEWAL OF TERM:

a. The Term of any Lease may be comprised of a Progress Funding Period, an Interim Period, and the Base Period (and each Renewal Period, as applicable). The Progress Funding Period for each Schedule, shall commence on the date the first Progress Payment Certificate is executed by Lessee and shall end on the Date of Acceptance specified on the Acceptance and Delivery Certificate. The Interim Period shall commence on the Date of Acceptance and terminate on the Base Period Commencement Date. The Base Period of any Lease shall begin on the Base Period Commencement Date and shall continue for a Base Period ending that number of months from the Base Period Commencement Date as specified in the Schedule. Thereafter, the Base Period shall renew as described in Subsection 2.b below, subject to the options provided to Lessee in Subsection 2.b below.

b. At the end of the Base Period of any Lease, unless otherwise provided herein, the Lease shall automatically renew for twelve (12) additional months at the same Monthly Rental specified on the respective Schedule. If Lessee gives written notice to Lessor, by certified mail, received by Lessor at least one hundred fifty (150) days prior to the end of the Base Period of any Lease, Lessee shall be granted the opportunity to negotiate with Lessor concerning one of the following options: (1) buyout Lessee's Renewal Period obligations and purchase the Property for an amount to be determined by Lessor and Lessee, or (2) terminate the Lease and return the Property to Lessor at Lessee's expense to a destination within the continental United States specified by Lessor; provided, however, that for option (2) to apply, all accrued but unpaid late charges, interest, taxes, penalties, and any and all other sums due and owing under the Lease must first be paid in full, the provisions of Subsections 7.d, 8.e, and 8.f hereof must be specifically complied with, and Lessee must enter into a new Lease with Lessor to lease Property which replaces the Property listed on the old Lease. With respect to options (1) and (2), each party shall have the right in its absolute and sole discretion to accept or reject any terms of buyout, purchase or of any new Lease, as applicable. In the event Lessor and Lessee have not agreed to either option (1) or (2) prior to the maturity of the Base Period, or if Lessee fails to give written notice via certified mail at least one hundred fifty (150) days prior to the maturity of the Base Period of its intent to negotiate, or if an Event of Default has occurred under any Lease, then options (1) and (2) shall expire and the Lease shall automatically renew as provided herein. At the maturity of the initial twelve (12) month Renewal Period provided above, the Lease shall continue in effect for the same Monthly Rental specified in the respective Lease for successive periods of six (6) months, each subject to termination at the maturity of any such successive six-month Renewal Period by either Lessor or Lessee giving to the other party at least thirty (30) days' prior written notice of termination. **Lessee acknowledges that Lessor has no obligation to enter into any agreement as a result of the initiation of discussions concerning options (1) or (2). LESSEE ACKNOWLEDGES AND AGREES THAT IT HAS READ AND UNDERSTANDS THE FOREGOING PROVISIONS AND HAS HAD THE OPPORTUNITY TO DISCUSS THEM WITH LESSOR AND/OR LESSEE'S COUNSEL, SHOULD IT SO DESIRE.** In the event of a disagreement between the parties in the interpretation of any provision of this Section, the parties agree that the ambiguity shall not be interpreted for or against either party upon grounds of authorship. **This Section shall supersede all prior communications, representations, agreements and understandings, including but not limited to offer letters, proposal letters, comfort letters, commitment letters, emails and the like and constitutes the entire understanding and agreement between Lessor and Lessee with regard to the subject matter of this Section, LESSEE FURTHER ACKNOWLEDGES AND AGREES THAT THERE IS NO UNDERSTANDING OR AGREEMENT, ORAL OR WRITTEN, WHICH IS NOT SET FORTH HEREIN, including without limitations any agreement as to any expected purchase price relating to any option exercised under this Subsection, except as expressly stated in the Schedule. In the event of a conflict between the provisions of this Section and any Schedule, the provisions of the Schedule shall govern.**

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SECTION 3. RENT AND PAYMENT:

During the Progress Funding Period and the Interim Period, Lessee shall pay as Rent all Progress Payment Charges, Interim Rent and other charges provided for in the MPPA or the Master Lease, in accordance with Lessor's invoice(s). During the Base Period, Lessee shall pay as Rent for use of the Property, aggregate Rentals equal to the sum of all the Monthly Rentals and other payments due under the Lease for the entire Base Period. The Monthly Rental shall begin on the Base Period Commencement Date and shall be due and payable by Lessee in advance on the first day of each month or quarter, as applicable, throughout the Base Period and any Renewal Period(s), as applicable. Lessee shall pay to Lessor or Lessor's Assignee, all Rentals as due when due, without notice or demand, via ACH withdrawal, or as otherwise directed in writing by Lessor or Lessor's Assignee. **LESSEE SHALL NOT ABATE, SET OFF OR DEDUCT ANY AMOUNT OR DAMAGES FROM OR REDUCE ANY RENTAL OR OTHER PAYMENT DUE FOR ANY REASON. LESSEE SHALL NOT REVERSE, RETURN AS UNAUTHORIZED, OR IN ANY OTHER WAY DISRUPT OR INTERFERE WITH ANY PREVIOUSLY AUTHORIZED ACH PAYMENT. THIS LEASE IS NON-CANCELABLE FOR THE ENTIRE TERM OF THE LEASE.**

If any Rental or other payment due under any Lease shall be unpaid ten (10) days after its due date, Lessee will pay on demand, as a late charge, but not as interest, the greater of twenty-five dollars ($25.00) or ten percent (10%) of any such unpaid amount, but in no event to exceed maximum lawful charges.

SECTION 4. TAXES AND FEES:

Lessee shall promptly pay to Lessor, and agrees to indemnify and hold Lessor harmless from all taxes, fees, assessments and charges paid, payable or required to be collected by Lessor (together with any penalties, fines or interest thereon), which are levied or based on the Monthly Rental or other payments due under the Lease, or on the delivery, acquisition, possession, use, operation, lease, rental, sale, purchase, control or value of the Property, including without limitation, registration and license fees and assessments, recycling fees, state and local privilege or excise taxes, documentary stamp taxes or assessments, sales and use taxes, personal and other property taxes, and taxes or charges based on gross revenue, but excluding taxes based on Lessor's net income, (collectively "taxes"), whether the same be assessed to Lessor or Lessee. Lessee also agrees to pay to Lessor all servicing and administrative costs associated with processing and paying various fees and taxes. Lessor shall file all required reports and returns with all applicable governmental agencies relating to the taxes concerning the Property.

SECTION 5. NET LEASE:

This is a fully net, non-cancelable lease contract which may not be terminated for any reason except as otherwise specifically provided herein. Lessee has no right of prepayment unless agreed to in writing by Lessor. Lessor and Lessee agree

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that any Lease is a "Finance Lease" as defined by the Uniform Commercial Code Article 2A. Lessee shall be responsible for and shall indemnify Lessor against, all costs, expenses and claims of every nature whatsoever arising out of or in connection with or related to the Lease or the Property.

LESSEE ACKNOWLEDGES AND AGREES THAT THIS LEASE IS A LEASE AND NOT A LOAN, AND, AS SUCH, ALL RENTALS HEREUNDER, ARE LEASE PAYMENTS AND NOT PAYMENTS OF PRINCIPAL AND INTEREST AND ARE NOT SUBJECT TO ANY LAWS APPLICABLE TO PAYMENTS OF INTEREST, INCLUDING ANY USURY LAWS.

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Lessee further acknowledges and agrees that its obligations to pay all Rentals and other amounts due and owing and perform its obligations hereunder shall be primary, absolute, unconditional, independent and irrevocable and shall not be subject to or affected by (i) any circumstance whatsoever, including, without limitation, any setoff, counterclaim, recoupment, abatement, suspension, reduction, rescission, defense or other right otherwise available to Lessee; (ii) any defect in the title, merchantability, condition, design, operation or fitness for use of, or any damage to, removal, abandonment, requisition, taking condemnation or loss or theft or destruction of, the Property, or any interference, interruption, restriction, curtailment or cessation in or prohibition of the use or possession thereof by Lessee or any other person for any reason whatsoever; (iii) failure on the part of the manufacturer, shipper, or vendor of the Property to deliver the Property or any part thereof to Lessee; or (iv) the payment of any deposits and the application of such deposits as provided herein or in any Schedule. Lessor is not responsible to install, test, repair, service, or maintain any Property.

SECTION 6. CONDITIONS PRECEDENT:

Lessor's obligations under each Schedule, including its obligation to purchase and lease any Property to be leased thereunder, are conditioned upon Lessor's receipt of, in form or substance satisfactory to Lessor, and Lessor's determination that all of the following are satisfactory: (i) Lessee's representations and warranties set forth herein are true and accurate as of the execution of each Schedule, (ii) evidence as to due compliance with the insurance provisions hereof; (iii) Uniform Commercial Code financing statements and all other filings and recordings as required by Lessor; (iv) lien searches in the jurisdiction of Lessee's organization and in each jurisdiction in which the Property and/or Lessee's chief executive office are located; (v) incumbency and signature of the officers of Lessee authorized to execute such documents; (vi) resolutions of Lessee's board of directors and/or members or managers, as applicable, duly authorizing the leasing, or sale and leaseback, as the case may be, of the Property hereunder and the execution, delivery and performance of the Lease; (vii) if requested by Lessor, certificates of good standing from the jurisdiction of Lessee's organization, and (viii) if requested by Lessor, a copy of Lessee's organizational documents and evidence of Lessee's organizational number.

SECTION 7. MAINTENANCE AND REPAIRS; RETURN OF PROPERTY:

a. During the Term of each Lease, Lessee shall, at its own expense, enter into and maintain in force a contract with the manufacturer or other qualified maintenance organization reasonably satisfactory to Lessor for maintenance of each item of Property that requires such a contract. Such contract as to each item shall commence upon the earlier of the Progress Payment Certificate date, if applicable, or the Date of Acceptance. Upon request Lessee shall furnish Lessor with a copy of such contract.

b. During the Term of each Lease, Lessee shall, at its own cost and expense, and in accordance with all manufacturer maintenance specifications, (i) keep the Property in good repair, condition, operating order and appearance, (ii) make all necessary adjustments repairs and replacements, (iii) not use or permit the Property to be used for any purpose for which, in the opinion of the manufacturer, the Property is not designed or reasonably suitable, and (iv) furnish all required parts, mechanisms, devices, maintenance and servicing, so as to keep each item of Property and any part in good repair and operating order (ordinary wear and tear excepted) in the same condition and appearance as when delivered to Lessee. Such parts, mechanisms and devices shall immediately become a part of the Property for all purposes hereunder and title thereto shall vest in Lessor. If the manufacturer does not provide maintenance specifications, Lessee shall perform all maintenance in accordance with industry standards for like property.

c. Lessee shall immediately notify Lessor in writing of all details concerning any damage or loss to the Property, including without limitation, any damage or loss arising from the alleged or apparent improper manufacture, functioning or operation of the Property.

d. Lessee shall pay all shipping and delivery charges and other expenses incurred in connection with the Property. Upon default, or at the expiration or earlier termination of any Lease, Lessee shall, at its own expense, assemble, prepare for shipment and promptly return the Property to Lessor at the location within the continental United States designated by Lessor. Upon such return, the Property shall be in the same operating order, repair, condition and appearance as on the Date of Acceptance, except for reasonable wear and tear from proper use thereof, and shall include all engineering changes theretofore prescribed by the manufacturer. Lessee shall provide maintenance certificates or qualification letters and/or arrange for and pay all costs which are necessary for the manufacturer to accept the Property under contract maintenance at its then standard rates ("Recertification"). The Lease shall continue upon the same terms and conditions until such Recertification has been obtained.

e. With regard to Software, at the expiration or earlier termination of any Lease, or upon demand by Lessor upon the occurrence of an Event of Default (hereinafter defined) under the Lease, Lessee shall (i) destroy all copies or duplicates of the Software which were not returned to Lessor (ii); delete from its systems all Software then installed; (iii) cease using the Software altogether or; (iv) disable the computers, computer systems or other equipment which run and/or operate and or are controlled by the Software. Upon its receipt from Lessee, Lessor shall be responsible to return the Software to the owner/vendor/licensor so that Lessee shall not be in breach of any software license.

SECTION 8. USE: ALTERATIONS AND ATTACHMENTS:

a. Lessee shall at all times keep the Property in its sole possession and control. The Property shall not be moved from the location stated in the Schedule without the prior written consent of Lessor, in its sole discretion, provided, however, in no event shall the Property be moved to a location outside the United States. Upon any permitted change in location, Lessee shall, as required in Section 20.p, below, and at Lessee's expense, immediately provide to Lessor or cooperate with Lessor with any changes, modifications, or updates to any registration, filings, licensing or other certification required in any way due to the change in the Property's location.

b. The Property is leased solely for commercial or business purposes.

c. The Property is and shall remain personal property during the Term of the Lease notwithstanding that any portion thereof may in any manner become affixed, attached to or located on real property or any building or improvement thereon. Lessee shall not affix, attach, or permit any of the Property to become affixed or attached to any real property in any manner which would change its nature from that of personal property to real property. Lessee shall not permit the Property to become an accession to other goods or a fixture to or part of any real property. Lessee will obtain and deliver to Lessor a lien waiver in a form satisfactory to Lessor, from all persons not a party hereto who might claim an interest, lien or other claim in the Property.

d. Lessee shall comply with all applicable laws, regulations, requirements, rules and orders, all manufacturer's instructions and warranty requirements, and with the conditions and requirements of all policies of insurance with respect to the Property and the Lease.

e. Lessee may not make alterations or attachments to the Property without first obtaining the written consent of Lessor. Any such alterations or attachments shall be made at Lessee's expense and shall not interfere with the normal and satisfactory operation or maintenance of the Property. The manufacturer may incorporate engineering changes or make temporary alterations to the Property upon request of Lessee. Unless Lessor shall otherwise agree in writing, all such alterations and attachments shall be and become the property of Lessor upon their attachment to the Property or, at the option of Lessor, shall be removed by Lessee at the termination of the Lease and the Property restored at Lessee's expense to its original condition, reasonable wear and tear excepted.

f. Lessee shall ensure that the Property is installed, used, operated and, at the termination of the Lease, if applicable, removed at Lessee's expense (i) in accordance with any applicable manufacturer's manuals or instructions; (ii) by competent and duly qualified personnel only; and (iii) in accordance with applicable governmental regulations.

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g. In the event the Property includes Software, the following shall apply: (i) Lessee shall possess and use the Software in accordance with the terms and conditions of any License (at Lessor's request, Lessee shall provide a complete copy of the License to Lessor) and shall not breach the License; (ii) Lessee agrees that Lessor has an interest in the License and Software due to its payment of the price thereof and is an assignee or third-party beneficiary of the License; (iii) as due consideration for Lessor's payment of the price of the License and Software and for providing the Software to Lessee at a lease rate (as opposed to a debt rate), Lessee agrees that Lessor is leasing (and not financing) the Software to Lessee; (iv) except for the original price paid by Lessor, Lessee shall, at its own expense, pay promptly when due all servicing fees, maintenance fees, update and upgrade costs, modification costs, and all other costs and expenses relating to the License and Software and maintain the License in effect during the Term of the Lease; and (v) the Software shall be deemed Property for all purposes under the Lease.

h. Unless otherwise agreed to in writing by Lessor, the Property shall at all times be used in Lessee's business and shall not at any time be held for sale or lease or otherwise constitute "inventory", as such term is defined in Utah Uniform Commercial Code (as may be amended from time to time).

i. With respect to Lessee's use of the Property, Lessee shall comply with all present and future federal, state, regional and municipal laws, statutes, ordinances, regulations, rules, judicial and similar requirements of all federal, state, regional and municipal governmental agencies, bodies or officials or other governmental entities with legal authority pertaining to the protection of human or wildlife health and safety or the environment, including, without limitation, any such laws, statutes, ordinances, regulations, rules, judicial and administrative orders and decrees, permits, licenses, approvals, authorizations and similar requirements regulating or relating to Hazardous Materials or to the generation, use, storage, release, presence, disposal, transport, or handling of any other substance, oil, oil byproducts, gas element, or material which has the potential to pollute, contaminate or harm any land, subsurface area, water source or watercourse, air or other natural resource, hereinafter referred to as "Environmental Laws".

SECTION 9. <u>OWNERSHIP, INSPECTION AND TAX BENEFITS:</u>

a. The Property shall at all times be the property of Lessor or Lessor's Assignee, and Lessee shall have no right, title or interest therein except as to the use thereof subject to the terms and conditions of the Lease. For purposes of the foregoing, Lessee transfers to Lessor all of Lessee's right, title and interest (including all ownership interest) in and to the Property free and clear of all liens, security interests and encumbrances. Lessor may affix (or require Lessee to affix) tags, decals or plates to the Property indicating Lessor's ownership, and Lessee shall not permit their removal or concealment. Lessee shall not permit the name of any person or entity other than Lessor or Lessor's Assignee to be placed on the Property as a designation that might be interpreted as a claim of ownership or security interest.

b. Lessee shall permit Lessor or Lessor's agent (or Lessor's Assignee or an agent of Lessor's Assignee), during the Term at normal business hours to, (i) inspect the Property; (ii) inspect the premises where the Property is or will be located; and (iii) visit Lessee's management at Lessee's headquarters or elsewhere. In addition, Lessee shall, if required by Lessor and/or Lessor's Assignee, provide Lessor and/or Lessor's Assignee with an inspection report satisfactory to Lessor and/or Lessor's Assignee, in its or their sole discretion. An Acceptance Inspection shall be performed, and any such report shall be provided, prior to the execution and delivery by Lessee of an Acceptance and Delivery Certificate. Lessee shall pay any and all costs, including travel expenses, incurred by Lessor and/or Lessor's Assignee in connection with any such inspections, reports and visits. Lessee acknowledges and agrees that any inspections, including any Acceptance Inspection, are for the benefit of Lessor or Lessor's Assignee. Lessee further agrees that neither Lessor nor Lessor's Assignee has any responsibility or liability to Lessee based on the content or timing of any inspection, including any Acceptance Inspection.

c. **LESSEE SHALL KEEP THE PROPERTY AND LESSEE'S INTEREST UNDER ANY LEASE FREE AND CLEAR OF ALL LIENS AND ENCUMBRANCES, EXCEPT THOSE PERMITTED IN WRITING BY LESSOR OR LESSOR'S ASSIGNEE.**

d. Lessee has no interest in the Property except as expressly set forth in the Lease, and that interest is a lease-hold interest. Lessor and Lessee agree, and Lessee represents for the benefit of Lessor and Lessor's Assignee(s), that the Lease is intended to be a "finance lease" and not a "lease intended as security" as those terms are used in the Uniform Commercial Code; and that the Lease is intended to be a "true lease" as the term is commonly used under the Internal Revenue Code of 1986, as amended.

e. Lessee acknowledges that Lessor shall be entitled to claim tax benefits, credits and deductions related to the Property for federal and state income tax purposes including, without limitation: (i) deductions on Lessor's cost of the Property for each of its tax years during the Term of the Lease under any method of depreciation or other cost recovery formula permitted by the Internal Revenue Code of 1986, as amended (hereinafter called the "Code"), and (ii) interest deductions as permitted by the Code on the aggregate interest paid to any Lessor's Assignee (hereinafter collectively "Lessor's Tax Benefits"). Lessee agrees to take no action inconsistent (including the voluntary substitution of Property) with the foregoing, including, but not limited to, booking or accounting for the Property inconsistent with this provision, or taking any other action that could result in the loss, disallowance, recapture or unavailability to Lessor of Lessor's Tax Benefits. Lessee hereby indemnifies Lessor and Lessor's Assignee from and against any loss, disallowance, unavailability or recapture of Lessor's Tax Benefits resulting from any action or failure to act of Lessee, including replacement of the Property, plus all interest, penalties, costs, (including actual attorney fees), or additions to tax resulting from such loss, disallowance, unavailability or recapture.

SECTION 10. <u>DISCLAIMER OF WARRANTIES:</u>

a. WITHOUT WAIVING ANY CLAIM LESSEE MAY HAVE AGAINST ANY MANUFACTURER, LESSEE ACKNOWLEDGES AND AGREES THAT (i) LESSOR IS NOT A SELLER, SUPPLIER OR THE MANUFACTURER OF THE PROPERTY (AS SUCH TERMS ARE DEFINED OR USED, AS THE CASE MAY BE, IN THE UNIFORM COMMERCIAL CODE) OR DEALER, NOR A SELLER'S OR A DEALER'S AGENT, (ii) THE PROPERTY IS OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY AND ACCEPTABLE TO LESSEE, (iii) LESSEE HAS EXAMINED AND IS SATISFIED THAT EVERY ITEM OF PROPERTY IS SUITABLE FOR ITS PURPOSE, (iv) LESSEE ACCEPTS THE PROPERTY AND EACH PART THEREOF "AS IS" AND "WHERE IS", (v) LESSOR HAS NOT MADE AND DOES NOT MAKE, AND HEREBY DISCLAIMS LIABILITY FOR, AND LESSEE HEREBY WAIVES ALL RIGHTS AGAINST LESSOR RELATING TO, ANY AND ALL WARRANTIES, REPRESENTATIONS OR OBLIGATIONS WHATSOEVER, EXPRESS OR IMPLIED, ARISING BY APPLICABLE LAW OR OTHERWISE, RELATING TO THE PROPERTY, OR ANY PART THEREOF, INCLUDING, WITHOUT LIMITATION, ANY AND ALL WARRANTIES, REPRESENTATIONS OR OBLIGATIONS AS TO: (1) THE DESCRIPTION, CONDITION, DESIGN, QUALITY OR PERFORMANCE OF THE PROPERTY OR QUALITY OR CAPACITY OF MATERIALS OR WORKMANSHIP IN THE PROPERTY; (2) ITS MERCHANTABILITY OR FITNESS OR SUITABILITY FOR A PARTICULAR PURPOSE WHETHER OR NOT DISCLOSED TO LESSOR; (3) THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE (4) THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT OR THE LIKE; AND (5) THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT. It is agreed that all such risks incident to the matters described in this Subsection, as between Lessor and Lessee are to be borne by Lessee. If the Property or Software is not properly installed, does not function as represented or warranted by original owner/seller/supplier/licensor, or is unsatisfactory for any reason, Lessee shall make any claim on account thereof solely against original owner/seller/supplier/licensor and shall nevertheless pay all sums payable under the Lease, Lessee waives the right to make any such claims against Lessor. Lessor shall not be liable to Lessee for any loss, damage or expense of any kind or nature caused, directly or indirectly, by the Property or the use, possession or maintenance thereof, or the repair, service or adjustment thereof, or by any delay or failure to provide any such maintenance, repair, service or adjustment, or by any interruption of service or loss of use thereof (including without limitation, Lessee's use of or right to use any Software) or for any loss of business howsoever caused.

b. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THE LEASE, LESSOR SHALL NOT, UNDER ANY

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CIRCUMSTANCES, BE LIABLE TO LESSEE OR ANY THIRD PARTY, FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATED TO THE TRANSACTION CONTEMPLATED HEREUNDER, WHETHER IN AN ACTION BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR ANY OTHER LEGAL THEORY, INCLUDING WITHOUT LIMITATION, LOSS OF ANTICIPATED PROFITS, OR BENEFITS OF USE OR LOSS OF BUSINESS, EVEN IF LESSOR IS APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EACH AND EVERY PROVISION OF ANY LEASE WHICH PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES OR EXCLUSION OF DAMAGES, IS INTENDED BY THE PARTIES TO BE SEVERABLE FROM ANY OTHER PROVISION AND IS A SEPARABLE AND INDEPENDENT ELEMENT OF RISK ALLOCATION AND IS INTENDED TO BE ENFORCED AS SUCH.

c. Lessor assigns to Lessee all assignable warranties on the Property, including without limitation any warranties described in Lessor's purchase contract, which assignment shall be effective during the Term of the Lease, so long as no Event of Default exists.

SECTION 11. ASSIGNMENT BY LESSOR:

Lessor may assign or transfer all or any part of Lessor's rights and interests in the Lease and/or the Property to any Lessor's Assignee either outright or as security for loans (collectively the "**Underwriting**"). Upon notice of any such assignment and instructions from Lessor, Lessee shall pay its Rental and other payments due hereunder and perform its other obligations under the Lease to Lessor's Assignee (or to another party designated by Lessor's Assignee). Upon any such sale or assignment, **LESSEE'S OBLIGATIONS TO LESSOR'S ASSIGNEE UNDER THE ASSIGNED LEASE SHALL BE ABSOLUTE AND UNCONDITIONAL AND LESSEE WILL NOT ASSERT AGAINST LESSOR'S ASSIGNEE ANY CLAIM, DEFENSE, OFFSET OR COUNTERCLAIM WHICH LESSEE MIGHT HAVE AGAINST LESSOR.** Lessee waives and will not assert against any assignee of Lessor any claims, defenses, or offsets which Lessee could assert against Lessor. Lessor's Assignee shall have all of the rights but none of the obligations of Lessor under the assigned Lease, and after such assignment Lessor shall continue to be responsible for all of Lessor's obligations under the Lease.

Upon any such assignment, Lessee agrees to promptly execute or otherwise authenticate and deliver to Lessor estoppel certificates, acknowledgements of assignment, records and other documents requested by Lessor which acknowledge the assignment, and affirmation of provisions of the Lease which may be required for the Underwriting. Lessee authorizes Lessor or Lessor's Assignee to file UCC-1 financing statements or precautionary filings as Lessor or Lessor's Assignee deems necessary. Lessor or Lessor's Assignee are authorized to take any measures necessary to protect their interest in the Property.

Only one executed counterpart of any Schedule shall be marked "Original"; any other executed counterparts shall be marked "Duplicate Original" or "Counterpart". No security interest in any Schedule may be created or perfected through the transfer or possession or control, as applicable, of any Counterpart or Duplicate Original.

SECTION 12. ASSIGNMENT BY LESSEE:

LESSEE MAY NOT ASSIGN ANY LEASE OR ANY OF ITS RIGHTS HEREUNDER OR SUBLEASE THE PROPERTY WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. NO PERMITTED ASSIGNMENT OR SUBLEASE SHALL RELIEVE LESSEE OF ANY OF ITS OBLIGATIONS HEREUNDER.

Whether or not such sublease is prohibited, Lessee grants Lessor a security interest in any existing or future sublease of the Property and the proceeds thereof. Subject to the terms of this Lease, this Lease and each Schedule inure to the benefit of, and are binding upon, the successors and assigns of Lessee, and, without limiting the foregoing, shall bind all persons who become bound as a "new debtor" (as defined in the Uniform Commercial Code) to this Lease and any Schedule.

SECTION 13. LESSEE'S REPRESENTATIONS AND WARRANTIES:

Lessee represents and warrants as follows:

a. If Lessee is a corporation, that it is duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation.

b. If Lessee is a limited liability company, that it is duly organized by written operating agreement or equivalent and validly existing in good standing in accordance with the laws of the jurisdiction of its organization.

c. If Lessee is a partnership, that it is duly organized by written partnership agreement and validly existing in good standing in accordance with the laws of the jurisdiction of its organization.

d. (i) Lessee's state of incorporation/organization is the state listed in the introductory paragraph of this Lease; (ii) Lessee's principal office is located in the state listed in the introductory paragraph of this Lease; (iii) Lessee is the legal entity indicated in the introductory paragraph of this Lease; and (iv) Lessee's full and exact legal name is the same as listed in the introductory paragraph of this Lease;

e. Lessee is duly qualified to do business in each jurisdiction where any Property is, or is to be located, and has full corporate or other organizational power and authority to hold property under lease and to enter into and perform its obligations under any Lease; that the execution, delivery and performance by Lessee of any Lease has been duly authorized by all necessary corporate action or other organizational action on the part of Lessee, and is not inconsistent with its articles of incorporation, organization, by-laws, operating agreement or other governing instruments;

f. The execution, delivery and performance by Lessee of any Lease does not violate any law or governmental rule, regulation, or order applicable to Lessee, does not and will not contravene any provision of, constitute a default under, or result in the creation of any lien on or in any property or assets of Lessee, pursuant to any indenture, mortgage, contract, or other instrument to which it is bound and, upon execution and delivery of each Lease, will constitute a legal, valid and binding agreement of Lessee, enforceable in accordance with its terms.

g. Upon request, Lessee will deliver to Lessor certified copies of its articles of organization/incorporation, operating agreement, or partnership agreement and/or other governing instruments and original certificate of partners, if applicable, and other instruments deemed necessary or desirable by Lessor. If applicable, Lessee has filed and/or published its fictitious business name certificate.

h. No action, including any permits or consents, in respect of or by any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by Lessee of any Lease.

i. There are no actions, suits or proceedings pending or, to the knowledge of Lessee, threatened against or affecting Lessee in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of Lessee to perform its obligations under any Lease.

j. Any and all financial statements and other information from Lessee and/or any Guarantor supplied to Lessor either at the time of execution of the Lease or any time thereafter, are true and complete, and accurately reflect the financial status of Lessee and/or Guarantor.

k. Lessee (i) has such knowledge in business and financial matters as to be fully capable of evaluating this Master Lease, the other Transaction Documents and the transactions contemplated hereby, (ii) Lessee is not relying on any advice or representation of Lessor in connection with entering into this Master Lease, the other Transaction Documents or such transactions (other than the representations made in this Master Lease or the other Transaction Documents), (iii) Lessee has sought and obtained such advice and counsel from such advisors, attorneys, or other professionals, as deemed appropriate by Lessee.

The foregoing representations and warranties shall be true and accurate as of the execution of this Master Lease and any other Lease executed hereafter and may be relied on by Lessor or Lessor's Assignee(s). LESSEE SHALL IMMEDIATELY NOTIFY LESSOR IF ANY OF THE REPRESENTATION AND WARRANTIES SET FORTH HEREIN ARE NOT TRUE OR BECOME UNTRUE AT ANY TIME DURING THE TERM OF THE LEASE. Lessee's execution of this Master Lease, and Lessee's execution of each Schedule under

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this Master Lease, shall be deemed to constitute a representation and warranty by Lessee on the date thereof as to the matters specified in the separate subsections contained in this Section. Upon the written request of Lessor, Lessee shall confirm the foregoing representations and warranties to Lessor or Lessor's Assignee(s).

SECTION 14. RISK OF LOSS ON LESSEE:

From the earlier of the date the supplier ships the Property to Lessee or the date Lessor confirms Lessee's purchase order or contract to supplier until the date the Property is returned to Lessor as provided in the Lease, Lessee hereby assumes and shall bear all risk of loss for any Casualty, howsoever caused. NO SUCH CASUALTY SHALL IMPAIR ANY OBLIGATION OF LESSEE UNDER THIS LEASE; ALL SUCH OBLIGATIONS, INCLUDING TIMELY PAYMENT OF ALL RENTALS, SHALL CONTINUE IN FULL FORCE AND EFFECT.

SECTION 15. LESSEE'S WAIVERS:

To the extent permitted by applicable law, Lessee hereby waives any and all rights and remedies conferred upon a Lessee by §§ 70A-2A-508 through 70A-2A-522 of the Utah Uniform Commercial Code, including but not limited to Lessee's rights to: (i) cancel the Lease; (ii) repudiate the Lease; (iii) reject the Property; (iv) revoke acceptance of the Property; (v) recover damages from Lessor for any breaches of warranty or for any other reason; (vi) claim, grant or permit a security interest in the Property in Lessee's possession or control for any reason; (vii) deduct all or any part of any claimed damages resulting from Lessor's default, if any, under the Lease; (viii) cover by making any purchase or lease of or contract to purchase or lease property in substitution for the Property due from Lessor; (ix) recover any general, special, incidental or consequential damages, for any reason whatsoever; and (x) commence legal action against Lessor for specific performance, replevin, detinue, sequestration, claim and delivery or the like for any Property identified in the Lease. To the extent permitted by applicable law, Lessee also hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use any Property in mitigation of Lessor's Damages as set forth herein.

SECTION 16. INDEMNIFICATION:

Lessee shall indemnify and hold Lessor harmless from and against any and all claims, (including without limitation negligence, tort and strict liability), damages, judgments, suits and legal proceedings, and any and all fees, costs and expenses in connection therewith (including attorney fees incurred by Lessor either in enforcing this indemnity or in defending against such claims), arising out of or in any manner connected with or resulting from the Lease or the Property, including, without limitation the manufacture, purchase, financing, ownership, rejection, non-payment, reversing, returning as unauthorized, disrupting or interfering with any previously approved ACH payment, non-delivery, transportation, delivery, possession, use, operation, maintenance, condition, lease, return, storage or disposition thereof; including without limitation (i) claims for injury to or death of persons and for damage to property; (ii) claims relating to latent or other defects in the Property whether or not discoverable by Lessor; (iii) claims relating to patent, copyright, or trademark infringement; and (iv) claims for wrongful, negligent or improper act or misuse by Lessor; and (v) claims for any damages to persons or property, any costs associated with, or any fines caused by violation of any Environmental Laws. Lessee agrees to give Lessor prompt notice of any such claim or liability. For purposes of this paragraph and any Lease, the term "Lessor" shall include Lessor, its successors and assigns, shareholders, members, owners, partners, directors, officers, representatives and agents, and the provisions of this paragraph shall survive expiration of any Lease with respect to events occurring prior thereto.

Upon request of Lessor, Lessee shall assume the defense of all demands, claims, or actions, suits and all proceedings against Lessor for which indemnity is provided and shall allow Lessor to participate in the defense thereof. Lessor shall be subrogated to all rights of Lessee for any matter which Lessor has assumed obligation hereunder, and may settle any such demand, claim, or action without Lessee's prior consent, and without prejudice to Lessor's right to indemnification hereunder.

SECTION 17. INSURANCE:

Lessee shall obtain and maintain for the entire time the Lease is in effect, at its own expense (as primary insurance for Lessor and Lessee), property damage and liability insurance (including any claims caused from the breach of any Environmental Laws involving the Property) and insurance against loss or damage to the Property including without limitation loss by fire (including so-called extended coverage), theft, collision and such other risks of loss as are customarily insured against on the type of Property leased under any lease and by businesses in which Lessee is engaged, in such amounts, in such form and with such insurers as shall be satisfactory to Lessor; provided, however, that the amount of insurance against loss or damage to the Property shall be equal to or greater than the full replacement value or the Stipulated Loss Value of such items of Property. Each insurance policy will name Lessee as insured and Lessor and its assignees as additional insureds and loss payees thereof, shall contain cross-liability endorsements and shall contain a clause requiring the insurer to give Lessor and its assignees at least thirty (30) days prior written notice of any material alteration in the terms of such policy or of the cancellation thereof. Lessee shall furnish to Lessor a certificate of insurance or other evidence satisfactory to Lessor that such insurance coverage is in effect; provided, however, that Lessor shall be under no duty either to ascertain the existence of or to examine such insurance policy or to advise Lessee in the event such insurance coverage shall not comply with the requirements hereof. All insurance covering loss or damage to the Property shall contain a breach of warranty clause satisfactory to Lessor.

In the event of a Casualty to the Property (or any part thereof) and irrespective of payment from any insurance coverage maintained by Lessee, but applying full credit thereof, Lessee shall at the option of Lessor, (i) place the Property in good repair, condition and working order; or (ii) replace the Property (or any part thereof) with like property of equal or greater value, in good repair, condition and working order and transfer clear title to such replacement property to Lessor whereupon such replacement property shall be deemed the Property for all purposes under the Lease; or (iii) pay to Lessor the Stipulated Loss Value specified in the Stipulated Loss Schedule attached to the Schedule.

Lessee shall notify Lessor within ten (10) days of the actual date of the Casualty; Lessor will notify Lessee of its election of either option (i), (ii), or (iii), as set forth above, within five (5) days of receipt of Lessee's notice. Lessee will then fully perform the repair, replacement or payment (as elected by Lessor) within sixty (60) days of the date of the Casualty.

SECTION 18. DEFAULT:

An "Event of Default" shall occur under any Lease if:

a. Lessee fails to pay any Rental or other payment required under any Lease when the same becomes due and payable and such failure continues for ten (10) days after its due date;

b. Lessee reverses, returns as unauthorized, disrupts or interferes with any previously authorized ACH payment, or in any other way fails to provide payment required under the Lease to Lessor or Lessor's Assignee, via ACH withdrawal;

c. Lessee fails to promptly execute or otherwise authenticate and deliver to Lessor or Lessor's Assignee any document or record, as applicable, required under the terms of this Master Lease, including, but not limited to an Acceptance and Delivery Certificate, notice of assignment, lease commencement letter, amendment to the Schedule, or any other documents needed to close a Lease;

d. Lessee attempts to or does, remove, sell, assign, transfer, encumber, sublet or part with possession of any one or more items of the Property or any interest under any Lease, except as expressly permitted herein, or permits a judgment or other claim to become a lien upon any or all of Lessee's assets or upon the Property;

e. Lessee permits any item of Property to become subject to any levy, seizure, attachment, assignment or execution; or Lessee abandons any item of Property;

f. Lessee fails to immediately (within ten (10) days) notify Lessor of any loss, damage, or destruction to the Property or fails to timely repair, replace, or make payment as required in Sections 7 and 17, herein;

g. Lessee or any Guarantor, shall (i) be adjudicated insolvent or bankrupt, or cease, be unable, or admit its inability, to pay its debts as they mature, or make a general assignment for the benefit of creditors or enter into any composition or arrangement with creditors; (ii) apply for or consent to the appointment of a receiver, trustee or liquidator of it or of a substantial part of its property, or authorize such application or consent, or proceedings seeking such appointment shall be instituted against it without such authorization, consent or application and shall continue undismissed for a period of sixty (60) days; (iii) authorize or file a voluntary petition in

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bankruptcy or apply for or consent to the application of any bankruptcy, reorganization in bankruptcy, arrangement, readjustment of debt, insolvency, dissolution, moratorium or other similar law of any jurisdiction, or authorize such application or consent; or proceedings to such end shall be instituted against it without such authorization, application or consent and such proceeding instituted against it shall continue undismissed for a period of sixty (60) days;

h. Lessee is in default under any Lease or agreement executed with Lessor; or Lessee fails to sign or otherwise authenticate and deliver to Lessor any document or record requested by Lessor in connection with any Lease executed with Lessor; or Lessee fails to do anything whatsoever determined by Lessor to be necessary or desirable to effectuate the transaction contemplated by any Lease executed with Lessor; or Lessee fails to protect Lessor's rights and interests in any Lease and the Property; or Lessee fails to provide financial statements to Lessor as provided in Subsection 20.1 hereof; or Lessee is in default of any obligation or any agreement with any person or entity other than Lessor which obligation or agreement arises independently of any Lease;

i. Lessee or any Guarantor, breaches any of its representations and warranties made under any Lease, or if any such representations or warranties shall be false or misleading in any material respect;

j. Lessee or any Guarantor, fails to observe or perform any of its covenants and obligations required to be observed or performed under the Lease, including but not limited to, providing financial statements, allowing inspections of the Property, and promptly signing and delivering necessary documents related to the Lease, and such failure continues uncured for ten (10) days after occurrence thereof, except that the ten (10) day cure period shall not apply and an Event of Default shall occur immediately upon Lessee's failure to maintain insurance;

k. Lessee or any Guarantor shall suffer a material adverse change in its financial condition after the date hereof as determined by Lessor in its sole discretion.

l. there shall occur (i) a substantial change of one-third or more in the ownership or membership of Lessee, any Guarantor, any parent of Lessee or any Guarantor, or any entity that has a direct or indirect ownership interest in Lessee or any Guarantor, or (ii) a substantial change of one-third or more in control of the board of directors, members or managers of Lessee, any Guarantor, any parent of Lessee or any Guarantor, or any entity that has a direct or indirect ownership interest in Lessee or any Guarantor;

m. Lessee, any Guarantor, any parent of Lessee or any Guarantor, or any entity that has a direct or indirect ownership interest in Lessee, or any Guarantor shall have terminated or changed its corporate or other entity existence, consolidated with, merged into, been acquired by, or conveyed or leased substantially all of its assets to any person or entity, unless: (i) Lessee or any Guarantor has provided no less than thirty (30) days prior written notice of such occurrence to Lessor or Lessor's Assignee; (ii) Lessor is satisfied, in its sole discretion, as to the creditworthiness of such person or entity and as to such person's or entity's conformance to other standard criteria then used by Lessor for such purposes; and (iii) such person or entity executes and delivers to Lessor an agreement satisfactory in form and substance to Lessor, in its sole discretion, containing such person's or entity's effective assumption, and its agreement to pay, perform, comply with and otherwise be liable for, in a due and punctual manner, all of Lessee's (or Guarantor's) obligations having previously arisen, or then or thereafter arising, under the Lease or any Guaranty Agreements, as the case may be, together with any and all documents, agreements, instruments, certificates, opinions and filings requested by Lessor;

n. Lessor in good faith believes the Property to be in danger of misuse, abuse or confiscation or to be in any other way threatened, or believes in good faith for any other reason that the prospect of payment or performance has become impaired, or if Lessee takes any action, makes any representation, or fails to do anything requested by Lessor, at any time before or after the execution of this Master Lease, the result of which causes Lessor, in good faith, to believe that the prospect of Lessee's payment or performance under the Lease is impaired, or otherwise causes Lessor to feel insecure in funding or continuing to fund the Lease or any Schedule; or

o. Lessee breaches any License, maintenance or other agreement for Software or fails to pay when due all servicing fees, maintenance fees, update and upgrade costs, modification costs, and all other costs and expenses relating to the License and Software and fails to maintain the License in effect during the Term of the Lease.

SECTION 19. <u>REMEDIES:</u>

Upon the occurrence of any Event of Default and at any time thereafter, Lessor may with or without giving notice to Lessee and with or without canceling the Lease, do any one or more of the following:

a. enforce this Master Lease according to its terms;

b. require additional collateral to secure the Lease;

c. upon notice to Lessee, cancel this Master Lease and any or all Schedules executed pursuant thereto;

d. advance funds on Lessee's behalf to cure the Event of Default, whereupon Lessee shall immediately reimburse Lessor therefore, together with late charges accrued thereon;

e. upon notice to Lessee, refuse to fund any Schedule(s) pursuant to the Lease;

f. declare any Lease or Leases immediately due and payable;

g. refuse to deliver the Property to Lessee;

h. declare immediately due and payable all amounts due or to become due hereunder for the full Term of the Lease (including any Renewal Period or purchase options which Lessee has contracted to pay);

i. in its sole discretion, sell, re-lease or otherwise dispose of any or all of the Property covered under any Schedule, whether or not in Lessor's possession, in a commercially reasonable manner at public or private sale with notice to Lessee (the parties agreeing that ten (10) days' prior written notice shall constitute adequate notice of such sale), and in the event a court of competent jurisdiction or other governing authority shall determine that the Lease is not a "true lease" or is a lease intended as security or that Lessor (or Lessor's Assignee) does not hold legal title to or is not the owner of the Property, apply the net proceeds of any such disposition, after deducting all costs incurred by Lessor in connection with such default, to the obligations of Lessee hereunder and under such Schedule, or retain any or all of the Property in full or partial satisfaction, as the case may be, with Lessee remaining liable for any deficiency. The sale, re-lease, or other disposition may, at Lessor's sole option, be conducted at Lessee's premises. Lessor may at its sole discretion recover from Lessee liquidated damages for the loss of a bargain and not as a penalty an amount equal to Lessor's Damages;

j. without notice to Lessee, repossess, disable or demand Lessee to disable the Property wherever found, with or without legal process, and for this purpose Lessor and/or its agents or assigns may enter upon any premises of or under the control or jurisdiction of Lessee or any agent of Lessee, without liability for suit, action or other proceeding by Lessee (any damages occasioned by such repossession or disablement being hereby expressly waived by Lessee) and remove or disable the Property therefrom; Lessee further agrees on demand, to assemble the Property and make it available to Lessor at a place to be designated by Lessor;

k. exercise any other right or remedy which may be available to it under the Uniform Commercial Code or any other applicable law;

l. if Lessee breaches any of its obligations under Subsection 7.e of this Master Lease with regard to Software, Lessee shall be liable to Lessor for additional damages in an amount equal to the original price paid by Lessor for the Software, and in addition, at Lessor's option, Lessor shall be entitled to injunctive relief;

m. if Lessor determines, in its sole discretion, not to take possession of the Property, Lessor shall continue to be the owner of the Property and may, but is not obligated to, dispose of the Property by sale or otherwise, all of which determinations may be made by Lessor in its sole discretion and for its own account;

n. a cancellation hereunder shall occur only upon notice by Lessor and only as to such items of Property as Lessor specifically elects to cancel and this Lease shall continue in full force and effect as to the remaining items, if any;

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o. with or without terminating the Lease, and without waiving its right herein to repossess, recover, or sell the Property, recover the Stipulated Loss Value of the Property together with all accrued but unpaid late charges, interest, taxes, penalties, and any and all other sums due and owing under the Schedule as of the Rent payment date immediately preceding the date of default;

p. (i) by notice to Lessee, declare any license agreement with respect to Software terminated, in which event the right and license of Lessee to use the Software shall immediately terminate, and Lessee shall thereupon cease all use of the Software and return all copies thereof to Lessor or original licensor; (ii) have access to and disable, or demand Lessee to disable the Software by any means deemed necessary by Lessor, including but not limited to disabling the computers, computer systems or other equipment which run and/or operate and/or are controlled by the Software, for which purposes Lessee hereby expressly consents to such access and disablement, promises to take no action that would prevent or interfere with Lessor's ability to perform such access and disablement, and waives and releases any and all claims that it has or might otherwise have for any and all losses, damages, expenses, or other detriment that it might suffer as a result of such access and disablement; and (iii) Lessee agrees that the detriment which Lessor will suffer as a result of a breach by Lessee of the obligations contained in the Lease cannot be adequately compensated by monetary damages, and therefore Lessor shall be entitled to injunctive and other equitable relief to enforce the provisions of this Subsection. LESSEE AGREES THAT LESSOR SHALL HAVE NO DUTY TO MITIGATE LESSOR'S DAMAGES UNDER ANY LEASE BY TAKING LEGAL ACTION TO RECOVER THE SOFTWARE FROM LESSEE OR ANY THIRD PARTY, OR TO DISPOSE OF THE SOFTWARE BY SALE, RE-LEASE OR OTHERWISE.

q. Demand that Lessee immediately cease the use of any and all Property under each and every Schedule, whether such use is by Lessee or any affiliate of Lessee. Lessee agrees that Lessee's failure to comply with any such demand will cause immediate and irreparable damage to Lessor and the detriment suffered by Lessor as a result of such failure by Lessee cannot be adequately compensated by monetary damages, and therefore Lessee consents and agrees to injunctive and other equitable relief in favor of Lessor restraining Lessee, or any of Lessee's affiliates, from using the Property after an Event of Default.

r. With respect to any Event of Default arising out of a violation of Subsection 18. j or 18. l above, Lessee shall, on demand, pay to Lessor the Stipulated Loss Value of the Property together with all accrued but unpaid late charges, interest, taxes, penalties, and any and all other sums due and owing under the Schedule as of the Rent payment date immediately preceding the date of default.

Lessor may exercise any and all rights and remedies available at law or in equity, including those available under the Uniform Commercial Code. With respect to any exercise by Lessor of its right to recover and/or dispose of any Property securing Lessee's obligations under any Schedule, Lessee acknowledges and agrees as follows: (i) Lessor shall have no obligation, subject to the requirements of commercial reasonableness, to clean-up or otherwise prepare the Property for disposition; (ii) Lessor may comply with any applicable state or federal law requirements in connection with any disposition of the Property, and any actions taken in connection therewith shall not be deemed to have adversely affected the commercial reasonableness of any disposition of such Property; (iii) Lessor may specifically disclaim any warranties of title or the like with respect to the disposition of the Property; (iv) if Lessor purchases any of the Property, Lessor may pay for the same by crediting some or all of Lessee's obligations hereunder or under any Schedule; and (v) no right or remedy referred to in this Section is intended to be exclusive, but each shall be cumulative and shall be in addition to any other remedy referred to above or otherwise available at law or in equity, and may be exercised concurrently or separately from time to time.

Lessor's failure promptly to enforce any right or remedy hereunder shall not operate as a waiver of such right or remedy, and Lessor's waiver of any default shall not constitute a waiver of any subsequent or other default. Lessor may accept late payments or partial payments of amounts due under the Lease and may delay enforcing any of Lessor's rights or remedies hereunder without losing or waiving any of Lessor's rights or remedies under the Lease.

In connection with Lessor's exercise of any or all of the above-listed remedies, Lessor shall be entitled to recover all costs and expenses incurred by Lessor in the repossession, recovery, storage, repair, sale, re-lease or other disposition of the Property, or the termination or disabling of Software, including without limitation, reasonable attorney fees and costs incurred in connection therewith or otherwise resulting or arising from Lessee's default, and any indemnity if then determinable, plus interest on all of the above until paid (before and after judgment) at the lesser of the rate of eighteen percent (18%) per annum or the highest rate permitted by law. In the event of involuntary repossession by Lessor through judicial proceedings, or through a sheriff's levy and sale, Lessee hereby waives any requirement that Lessor post a bond.

SECTION 20. <u>ADDITIONAL PROVISIONS:</u>

a. <u>Security Interest</u>. Lessor and Lessee expressly intend that all Leases governed by this Master Lease are "true leases" and not security interest transactions or conditional sales of the Property. Title to the Property (or Lessee's interest in the Property if the Property is Software) is vested in Lessor. Notwithstanding the express intent of Lessor and Lessee, effective upon the execution date of the Lease, Lessee grants a security interest to Lessor, in the Property (or Lessee's interest in the Property if the Property is Software), including but not limited to equipment and other personal property, general intangibles, Software and Lessee's license rights and other rights to use the Software, and all accessions thereto, replacements, substitutions, accessories, and any refunds, rebates, remittances, and all rights and services related thereto, and proceeds of any of the foregoing, to secure all duties and obligations of Lessee under any Lease or other agreement with Lessor. The foregoing grant of a security interest is made on a precautionary basis and shall not of itself be a factor in determining whether any Lease creates a security interest.

Lessee authorizes Lessor and Lessor's Assignee to file financing statements and any records describing the Property and to take any and all actions necessary to perfect the security interest granted under this Subsection of the Lease. Lessee agrees to execute any further documents, and to take any further actions, reasonably requested by Lessor to evidence or perfect the security interest granted under this Subsection of the Lease, to maintain the first priority of the security interests, or to effectuate the rights granted to Lessor under this Subsection of the Lease.

b. <u>Entire Agreement</u>. Each Schedule shall incorporate the terms and conditions of the Transaction Documents and shall supersede all prior communications, representations, agreements, and understandings, including but not limited to offer letters, proposal letters, comfort letters, commitment letters and the like, and constitute the entire understanding and agreement between Lessor and Lessee with regard to the subject matter hereof and thereof, and there is no understanding or agreement, oral or written, which is not set forth herein or therein and the parties have only those rights and have incurred only those obligations as specifically set forth herein. In the event of conflict between the provisions of this Master Lease and any Schedule, the provisions of the Schedule shall govern.

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c. <u>Time Is of the Essence</u>. Time is of the essence with respect to any Lease.

d. <u>Captions</u>. Captions and section headings are inserted for reference and convenience only and in no way define, limit or describe the scope of this Master Lease or intent of any provision.

e. <u>Governing Law</u>. THIS MASTER LEASE, AND ALL LEASES GOVERNED BY THIS MASTER LEASE SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. TO THE EXTENT PERMITTED BY LAW, LESSEE HEREBY WAIVES ANY RIGHT TO CLAIM THAT THE LAWS OF ANY OTHER JURISDICTION GOVERN THIS LEASE OR ANY PART HEREOF, INCLUDING WITHOUT LIMITATION OTHER STATES' LAWS GOVERNING USURY, NOTIFICATION OR LICENSING REQUIREMENTS. THE PARTIES AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE OF UTAH; ANY SUIT OR OTHER PROCEEDING BROUGHT BY EITHER PARTY TO ENFORCE OR CONSTRUE THIS MASTER LEASE OR ANY LEASE, OR TO DETERMINE MATTERS RELATING TO THE PROPERTY OR THE RELATIONSHIP BETWEEN THE PARTIES HERETO SHALL BE BROUGHT ONLY IN THE STATE OR FEDERAL COURTS IN THE STATE OF UTAH. THIS LEASE WAS EXECUTED IN THE STATE OF UTAH (BY LESSOR HAVING COUNTERSIGNED IT IN UTAH) AND IS TO BE PERFORMED IN THE STATE OF UTAH (BY REASON OF

ONE OR MORE PAYMENTS REQUIRED TO BE MADE TO LESSOR IN UTAH).

f. Waiver of Trial by Jury. LESSOR AND LESSEE HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF ANY LEASE OR ANY OF THE PROPERTY OR THE CONDUCT OF THE RELATIONSHIP BETWEEN LESSOR AND LESSEE.

g. Class Action Waiver. To the extent allowed by law, Lessor and Lessee agree that (i) no action or proceeding regarding any Lease, Property, this Master Lease or the relationship of Lessor and Lessee shall be certified as a class action or proceed as a class action, or on a basis involving claims brought in a purported representative capacity on behalf of the general public, other lessees or potential lessees or persons similarly situated, and (ii) no action or proceeding hereunder shall be consolidated with, or joined in any way with, any other action or proceeding. THE PARTIES AGREE TO LITIGATE ANY DISPUTE ON AN INDIVIDUAL BASIS AND EACH PARTY WAIVES THE RIGHT TO PARTICIPATE IN A CLASS ACTION.

h. Severability. Should any term or provision of this Master Lease be declared invalid, illegal, void or unenforceable, all remaining terms and provisions hereof will remain in full force and effect and will in no way be invalidated or affected thereby.

i. Binding Effect; Survivability. The provisions of each Lease shall inure to the benefit of and shall bind Lessor and Lessee and their respective permitted successors and assigns. All representations, warranties, covenants and indemnities of Lessee made or agreed to in the Lease or in any certificates delivered in connection therewith shall survive the expiration, termination or cancellation of the Lease for any reason.

j. Waiver. A waiver by either party of any term or condition of this Master Lease in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or any subsequent breach thereof.

k. Limitations. No paragraph, clause or phrase of this Master Lease shall limit, infringe, deny, negate, refuse or render void any other paragraph, clause or phrase of this Master Lease.

l. Financial Statements. Lessee, and any Guarantor, shall provide to Lessor a copy of its annual audited financial statements within ninety (90) days after its fiscal year end, and a copy of its quarterly unaudited financial statements within forty-five (45) days after the end of each fiscal quarter.

m. Acceptance and Delivery Certificate. After Lessee receives and inspects all Property under a Schedule and is satisfied that the Property is acceptable, Lessee shall execute and deliver to Lessor an Acceptance and Delivery Certificate in form provided by Lessor; provided, however, that Lessee's failure to execute and deliver an Acceptance and Delivery Certificate shall not affect the validity and enforceability of the Schedule. If Lessee fails to sign and deliver an Acceptance and Delivery Certificate, then in accordance with the MPPA, the Lessor may execute and date the Acceptance and Delivery Certificate and the Date of Acceptance shall be a date determined by Lessor and/or Lessor's Assignee after inspection of the Property in accordance with Section 9.b, above.

n. Covenant of Quiet Possession. Lessor agrees that so long as no Event of Default has occurred and is continuing, Lessee shall be entitled to quietly possess the Property subject to and in accordance with the terms and conditions of this Master Lease.

o. Notices. Notices or demands required to be given herein shall be in writing and addressed to the other party at the address herein or such other address provided by written notice hereunder and shall be effective (i) upon the next business day if sent by guaranteed overnight express service; (ii) on the same day if personally delivered; or (iii) three days after mailing if sent by certified or registered U.S. mail, postage prepaid.

p. Further Assurances; Financing Statements. Lessee will cooperate with Lessor in protecting Lessor's interests in the Property, the Lease and the amounts due under the Lease, including, without limitation, the execution (or other authentication), and delivery of Uniform Commercial Code statements, records and filings, patent and copyright registration documents with respect to proprietary Software (if applicable), vesting title in the Property with Lessor, and other documents requested by Lessor. Lessee will promptly execute, or otherwise authenticate, and deliver to Lessor such further documents, instruments, assurances and other records, and take such further action as Lessor may reasonably request in order to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor under this Lease. Lessee hereby authorizes Lessor to file UCC-1 financing statements, fixture filings, real property waivers, and all other filings and recordings, as may be deemed necessary by Lessor. Lessee hereby authorizes and/or ratifies the filing of any UCC-1 financing statements, by Lessor before or after the execution of this Lease. Lessee shall pay all costs of filing any financing amendment, continuation and termination statements with respect to the Property and Lease, including without limitation, any intangibles tax, documentary stamp tax or other similar taxes or charges relating thereto and all costs of UCC or other lien searches and of obtaining and filing any full or partial third-party releases deemed necessary or advisable by Lessor. Lessee will do whatever may be necessary or advisable to have a statement of the interest of Lessor in the Property noted on any certificate of title relating to the Property and will deposit said certificate with Lessor. Lessee will execute, or otherwise authenticate, and deliver to Lessor such other documents, records and written assurances and take such further action as Lessor may request to more fully carry out the implementation, effectuation, confirmation and perfection of the Lease and any rights of Lessor thereunder. Lessee grants to Lessor a security interest in all deposits and other property transferred or pledged to Lessor to secure the payment and performance of all of Lessee's obligations under the Lease. Lessor is authorized to take any measures necessary to protect its interest in the Property.

In the event the Property is in the possession of a third party, Lessee will join with Lessor in notifying the third party of Lessor's interest in the Property and obtaining an acknowledgment from the third party that the third party is holding the Property for the benefit of Lessor.

q. Lessor's Right to Perform for Lessee. If Lessee fails to perform or comply with any of its agreements contained herein, Lessor may perform or comply with such agreements and the amount of any payments and expenses of Lessor incurred in connection with such performance or compliance (including attorney fees), together with interest thereon at the lesser of the rate of eighteen percent (18%) per annum, or the highest rate permitted by law shall be deemed additional Rent payable by Lessee upon demand.

r. Counterparts; Chattel Paper. This Lease may be executed in any number of counterparts and by different parties hereto or thereto on separate counterparts, each of which, when so executed or otherwise authenticated and delivered, shall be an original, but all such counterparts shall together consist of but one and the same instrument; provided, however, that to the extent that this Lease and/or the Schedule(s) would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest herein or therein may be created or perfected through the transfer or possession of this Lease in and of itself without the transfer or possession or control, as applicable, of the original counterpart of such Schedule(s) identified as the document or record (as applicable) marked "Original", and all other counterparts shall be marked "Duplicate Original" or "Counterpart".

s. Joint and Several Liability. In the event two or more parties execute this Master Lease as Lessee, each party shall be jointly and severally liable for all Lessee representations, warranties, and obligations (including without limitation, payment obligations) under this Master Lease or under any Schedule or other document executed in connection herewith. Any and all representations, agreements, or actions by one Lessee shall be binding on all other Lessees.

t. Legal Fees and Other Costs. Lessee shall immediately reimburse Lessor for all legal fees and additional charges, costs and expenses incurred by Lessor in defense and enforcement or delivery or administration of this Master Lease or any other Transaction Document, including, without limitation, such fees and costs incurred: (i) in review or preparation of any changes or amendments required by Lessee to Lessor's standard Lease documentation; (ii) in periodic legal reviews of the Master Lease, Schedules and other Transaction Document; (iii) in defending or protecting Lessor's interest in the Property; (iv) in the review, preparation, execution, delivery, administration, amendment or enforcement of any Lease or the collection of any Rent or other payments due under any Lease, or any amendment, waiver, consent, or workout agreement; and (v) in connection with any dispute, lawsuit or other legal or arbitration/mediation proceeding to which the Lease gives rise, including without limitation, actions in tort, whether incurred at the trial or appellate level, before or after judgment, and

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including any of the foregoing incurred in connection with any bankruptcy or insolvency proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Lessor or any other person) relating to Lessee or any other person or entity. Lessee shall pay a documentation fee calculated at .15% of the total cost of property with a minimum of $750.00 and a maximum of $7,500.00 for each Schedule.

u. Amendment and Modification. The Lease may not be amended or modified except by a written amendment executed by a duly authorized representative of each party, but no such amendment or modification needs further consideration to be binding. Notwithstanding the foregoing, Lessee authorizes Lessor to amend any Schedule to identify more accurately the Property (including, without limitation, supplying serial numbers or other identifying data), and such amendment shall be binding on Lessor and Lessee unless Lessee objects thereto in writing within ten (10) days after receiving notice of the amendment from Lessor.

v. Unauthorized Distribution of Lease Documents Prohibited. Lessee agrees that it will not, through any of its actions or omissions, cause any document or any portion of any document, associated with any Lease to be delivered, distributed, or otherwise fall into the possession of anyone not employed by Lessee on a full-time basis, without the written consent of Lessor. Lessee further acknowledges that any such unauthorized delivery or distribution could cause Lessor to suffer irreparable economic harm.

w. Change in Lessee's Name, Address and Jurisdiction. Lessee shall not change its name, chief executive office address, or jurisdiction of organization from that set forth above, unless it shall have given Lessor or Lessor's Assignee no less than thirty (30) days prior written notice.

SECTION 21. POWER OF ATTORNEY:

LESSEE HEREBY AUTHORIZES AND APPOINTS LESSOR AND LESSOR'S AGENTS AND LESSOR'S ASSIGNEES AS LESSEE'S ATTORNEY-IN-FACT TO EXECUTE ACKNOWLEDGEMENT LETTERS AND OTHER DOCUMENTS REQUIRED TO BE EXECUTED BY LESSEE TO COMPLETE ANY UNDERWRITING OR PERFECT ANY SECURITY INTEREST WITH REGARD TO A SCHEDULE.

SECTION 22. DEFINITIONS

All capitalized terms not defined herein are defined in the Schedule.

a. "Acceptance and Delivery Certificate" means, the acceptance and delivery certificate, executed by Lessee (or by Lessor under Section 21 or 20.m) in connection with a Schedule and this Master Lease whereby Lessee acknowledges that all items of Property to be leased under the Schedule have been delivered, received, installed, examined and tested and determined by Lessee to be satisfactory and have been accepted by Lessee.

b. "Acceptance Inspection" means, an inspection of the Property conducted by Lessor and/or Lessor's Assignee upon learning of Lessee's intent to execute the Acceptance and Delivery Certificate, in which Lessor and/or Lessor's Assignee, by inspection, verifies that all Property leased under a Schedule has been delivered and received, properly installed, examined and tested, and accepted by Lessee.

c. "Base Period" means, the period of any Lease referred to as such on the related Schedule under this Master Lease.

d. "Base Period Commencement Date" means, as to any Schedule, where the Date of Acceptance for such Schedule falls on the first day of a calendar quarter, that date, and in any other case, the first day of the calendar quarter following the calendar quarter in which such Date of Acceptance falls.

e. "Casualty" means, all risk of loss for theft, damage, non-delivery or destruction to the Property or caused by the Property to the environment, persons or other property.

f. "Date of Acceptance" means, the date Lessee accepts the Property designated on any Schedule, as set forth in the Acceptance and Delivery Certificate for any Schedule executed by Lessee (or by Lessor under Section 21 or 20.m) in form provided by Lessor.

g. "Environmental Laws" is defined in Subsection 8.i of this Master Lease.

h. "Event of Default" is defined in Section 18 of this Master Lease.

i. "Finance Lease" has the meaning stated in Article 2A of the Uniform Commercial Code.

j. "Guarantor" means, any person or entity identified as a guarantor in any Guaranty Agreement.

k. "Guaranty Agreement" means, an agreement in which a Guarantor agrees to guaranty payment and performance of Lessee's obligations to Lessor.

l. "Hazardous Materials" means, any hazardous or toxic substance, material or waste that are or become regulated under any applicable local, state or federal law, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or defined by the Environmental Protection Agency ("EPA") as "any material that poses a threat to human health and/or the environment. Typical hazardous substances are toxic, corrosive, ignitable, explosive, or chemically reactive".

m. "Interim Period" is defined in Section 2 of this Master Lease as part of the Term of a Lease commencing on the Date of Acceptance and terminating on the Base Period Commencement Date.

n. "Interim Rent" is a Rental amount calculated by multiplying the number of days from and after the Date of Acceptance to the Base Period Commencement Date by a daily Rental equal to one-thirtieth (1/30) of the Monthly Rental.

o. "Lease" means, a Schedule incorporating the terms of this Master Lease, together with the related MPPA, if any, Stipulated Loss Schedule, Acceptance and Delivery Certificate, UCC financing statements and all other supporting documentation related thereto.

p. "Lessee" as defined in the introductory paragraph of this Master Lease.

q. "Lessor" as defined in the introductory paragraph of this Master Lease.

r. "Lessor's Assignee" means, a successor, a financing lender, a purchaser, and/or any other party identified by Lessor as such.

s. "Lessor's Damages" means, the Stipulated Loss Value together with costs, expenses, attorney's fees, interest, and any determinable indemnity owed by Lessee to Lessor.

t. "License" means, any license agreement entered into with the owner/vendor/licensor regarding any Software.

u. "Master Progress Payment Agreement" or "MPPA" means, an agreement under which (i) Lessee may request that Lessor purchase and pay for certain Items of Property to be leased under a Schedule by signing a Progress Payment Certificate, (ii) Lessor purchases said Items of Property, and (iii) Lessee agrees to pay service charges, all prior to the Date of Acceptance of all Property under the Schedule.

v. "Monthly Rental" means, the monthly Rental payment, together with sales tax and other amounts, if applicable, referred to as such on the related Schedule under this Master Lease owed during the Term of the Lease.

w. "Progress Funding Period" is defined in Section 2 of this Master Lease as commencing on the date the first Progress Payment Certificate is executed and ending on the Date of Acceptance specified on the Acceptance and Delivery Certificate.

x. "Progress Payment Certificate" means, any Progress Payment Certificate executed by Lessee in connection with a Schedule, a MPPA and this Master Lease directing Lessor to make payment to a vendor or as otherwise directed by Lessee.

y. "Progress Payment Charges" means, the Rental payment owed by Lessee during the Progress Funding Period as calculated in the MPPA.

z. "Property" means equipment and other property, together with all related software whether embedded therein or otherwise, with all attachments, replacements, parts, substitutions, additions, repairs, accessions and accessories, incorporated therein and/or affixed thereto described in any Schedule to be executed and delivered by Lessor and Lessee in connection with this Master Lease.

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aa. "Recertification" is defined in Subsection 7(d) of this Master Lease.

bb. "Renewal Period(s)" means, any additional periods following the end of the Base Period, as described in Subsection 2.b of this Master Lease.

cc. "Rent" or "Rental" means, all payments owed by Lessee during the Term of any Lease for the use of the Property, including Progress Payment Charges, Interim Rent and Monthly Rentals.

dd. "Schedule" means, any Lease Schedule to be executed and delivered by Lessor and Lessee under this Master Lease, which Schedule states the terms and other information associated with the Schedule and describes the leased Property.

ee. "Software" means, any computer program and supporting data, including all documentation, later versions, updates, upgrades and modifications, provided and/or described in any Schedule to be executed and delivered by Lessor and Lessee in connection with this Master Lease.

ff. "Stipulated Loss Schedule" means, Schedule of Stipulated Loss Values relating to a specific Schedule under this Master Lease.

gg. "Stipulated Loss Value" means, the product of the Property cost (as designated on the related Schedule) and the applicable percentage factor set forth on the Stipulated Loss Schedule attached to the Schedule.

hh. "Term" means, the Progress Funding Period, the Interim Period, the Base Period and any Renewal Periods of a Lease, as outlined in Section 2 of this Master Lease.

ii. "Taxes" as defined in Section 4 of this Master Lease.

jj. "Transaction Document(s)" means individually and collectively the Master Lease Agreement, MPPA, Lease(s), Schedule(s), Acceptance and Delivery Certificate(s), Progress Payment Certificate(s), sale leaseback agreement(s), bill(s) of sale, Guaranty Agreement(s) executed by or on behalf of Lessee in favor of Lessor, corporate resolutions, security agreement(s), notice of assignments, lease commencement letters, insurance requirement forms, Stipulated Loss Schedule(s) and any other document entered into by Lessee or any Guarantor pursuant to the foregoing, together with any and all amendments, addendums, riders and exhibits thereto.

kk. "Underwriting" is defined in Section 11 of this Master Lease.

ll. "Uniform Commercial Code" or "UCC" means, the Utah Uniform Commercial Code, Title 70A of the Utah Code, and, only to the extent applicable, the Uniform Commercial Code adopted in any other state.

[Signatures on following page]

Initials: ______

IN WITNESS WHEREOF, Lessor and Lessee have executed this Master Lease Agreement on the month, day and year first above written.

LESSOR:		LESSEE:	
ONSET FINANCIAL, INC.		**THE SUSTAINABLE GREEN TEAM, LTD.**	
BY:	Laura Assis Laura de Assis	BY:	[signature]
TITLE:	Vice President	TITLE:	Anthony Raynor, CEO

MASTER PROGRESS PAYMENT AGREEMENT

This Master Progress Payment Agreement (the "MPPA") is made in connection with that Master Lease Agreement No. OFI1445421 dated August 8, 2022 ("Master Lease") between **ONSET FINANCIAL, INC.** ("Lessor") and **THE SUSTAINABLE GREEN TEAM, LTD.** (the "Lessee"). In connection with the Master Lease, Lessor and Lessee have or intend to enter into one or more Schedules (each Schedule together with the Master Lease is a "Lease"), pursuant to which Lessor will lease to Lessee certain items of Property listed on said Lease. This MPPA is included within the term Transaction Documents and is incorporated therewith. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Master Lease.

With regard to each Lease executed and delivered by Lessee, Lessee may request Lessor to purchase and pay for certain Property to be leased thereunder prior to the commencement of such Lease. All such payments made by Lessor shall be referred to as "Progress Payment(s)". Lessor agrees to make Progress Payments against the purchase price for such Property provided that Lessee (1) completes, executes and delivers to Lessor a Progress Payment Certificate ("Progress Payment Certificate") in form acceptable to Lessor, and such Progress Payment Certificate directs Lessor to make the Progress Payment and is consistent with all terms and conditions of this MPPA and the Lease, (2) is not in default of this MPPA or the Lease, and (3) pays Lessor a non-refundable disbursement fee in the amount of $250.00 (a "Disbursement Fee") for each Progress Payment Certificate or group of Progress Payment Certificates dated as of the same day.

Upon Lessor's payment of any Progress Payment hereunder, title to the Property paid by such Progress Payment shall vest in Lessor and Lessee hereby sells and assigns its purchase orders and contracts and all of its right, title and interest to such Property to Lessor. From the date risk of loss passes from each vendor, Lessee shall bear all risk of loss for Property paid for by Lessor hereunder. Lessee shall assume and be responsible for all of its obligations with respect to such Property as specified in the Lease.

In consideration of each Progress Payment made by Lessor pursuant to this MPPA, Lessee agrees to pay to Lessor the Disbursement Fee(s), as described above, and a daily pro-rata rent ("Progress Payment Charge") calculated by multiplying the "Lease Rate Factor" specified in the applicable Lease times the amount of such Progress Payment divided by 30. The daily Progress Payment Charges and the Disbursement Fee(s) shall accumulate and be payable monthly in arrears on the last day of each such month. The daily Progress Payment Charges shall begin on the date Lessee authorizes Lessor to disburse the Progress Payment and shall continue until the Date of Acceptance specified in the Acceptance and Delivery Certificate. If Lessee fails to timely pay any Progress Payment Charges, Lessor may declare an Event of Default under the Lease and the late payment shall be subject to a late charge as provided in the Master Lease.

Lessee agrees to, and it is Lessee's responsibility to: (1) submit Progress Payment Certificates with all information and documentation requested by Lessor; (2) notify Lessor when Lessee has received all Property covered by a Lease; (3) request an inspection by Lessor following Lessee's receipt of all Property covered by a Lease (i.e., an Acceptance Inspection), (4) cooperate with Lessor's inspection of the Property; (5) notify Lessor of Lessee's desire to execute and deliver the Acceptance and Delivery Certificate for such Lease; and (6) execute and deliver to Lessor the Acceptance and Delivery Certificate for such Lease. Lessee acknowledges and agrees that the length of the Progress Funding Period under any Lease may be affected by factors outside the control of Lessor and may be longer or shorter based on Lessee's or any other parties' decisions, actions or inactions, including Lessee's fulfillment of the responsibilities stated in this paragraph and further including Lessee's actions, decisions and inactions regarding vendors, suppliers, construction, and other considerations in the control or responsibility of Lessee. If Lessee has not timely executed the Acceptance and Delivery Certificate for any given Lease, then, in addition to any other remedy or right provided herein, Lessee hereby grants Lessor Power of Attorney to execute and date said Acceptance and Delivery Certificate on Lessee's behalf, for which the Date of Acceptance shall be a date reasonably determined by Lessor and/or Lessor's Assignee.

Notwithstanding any other provision in this MPPA, Lessee agrees that an Event of Default will exist under this MPPA and the Lease if: (1) Lessee has not fully executed and delivered to Lessor the Acceptance and Delivery Certificate for any Lease within ninety (90) days after the first Progress Payment is made for Property included in such Lease; (2) Lessee breaches any of its obligations under this MPPA, the Progress Payment Certificate(s), or the Lease; (3) there is a material adverse change in the creditworthiness or financial condition of Lessee or any Guarantor of the Lease as determined by Lessor in its sole discretion; or (4) there is a material adverse change in market conditions which affects Lessor's ability to secure nonrecourse underwriting for the Lease under the same terms, conditions and pricing as when this MPPA was entered into by Lessor and Lessee.

Upon the occurrence of an Event of Default, Lessor may, in its sole discretion, do one or more or a combination of any of the following: (1) cease disbursing Progress Payments; (2) demand from Lessee, and Lessee shall pay to Lessor, as damages, an amount equal to the Stipulated Loss Value as set forth in the Stipulated Loss Schedule attached to the Lease, calculated as of monthly payment "0" as applied to the total amount of Progress Payments advanced by Lessor; (3) begin the Lease term for Property paid for by any Progress Payment and designated by Lessor, provided Lessee executes the Acceptance and Delivery Certificate identifying the Property designated by Lessor, together with any other documents needed to close the Lease; (4) require Lessee to immediately reimburse Lessor for all Progress Payments made, together with all unpaid daily Progress Payment Charges and other amounts due under the Lease; (5) elect to extend the ninety (90) day period described above, with or without notice to Lessee; or (6) exercise any rights or remedies under the Lease and at law or in equity. Lessee shall reimburse Lessor upon demand for all of its collection and enforcement costs (including legal fees and costs, as outlined in the Master Lease). If an Event of Default occurs as outlined herein, Progress Payment Charges shall continue to accrue, both before and after entry of any judgment, until all Progress Payments and all accrued Progress Payment Charges, are paid in full. In the case of (2) above, once Lessor receives the Stipulated Loss Value payment from Lessee, together with all other amounts, charges, and reimbursements required and any unpaid Disbursement Fees, Lessor will convey to Lessee, without representation or warranty, and as-is, where-is, Lessor's rights and interests in such Property and assign to Lessee all purchase orders, invoices and contracts Lessor has received for such Property and the Lease shall terminate. Lessor's failure to promptly enforce any right or remedy under this MPPA or the Lease shall not operate as a waiver of such right or remedy, and Lessor's waiver of any default shall not constitute a waiver of any subsequent or other default.

[Signatures on following page]

Dated: August 8, 2022

LESSOR:		LESSEE:	
ONSET FINANCIAL, INC.		**THE SUSTAINABLE GREEN TEAM, LTD.**	
BY:	Laura Assis Laura de Assis	BY:	
TITLE:	Vice President	TITLE:	CEO